Exhibit 99.1

NETLIST ANNOUNCES ELECTION OF KIHO CHOI TO BOARD OF DIRECTORS

IRVINE, CALIFORNIA, June 1, 2017 — Netlist, Inc. (NASDAQ: NLST), today announced that Kiho Choi was elected to its Board of Directors at its Annual Meeting of Stockholders (the “Annual Meeting”) which took place Wednesday, March 31, 2017.  In addition, at the Annual Meeting, C.K. Hong, Jeff Benck, Charles Cargile, Jun Cho, and Blake Welcher were all re-elected to another term as Netlist directors.  Mr Choi fills the seat that was vacant upon the expiration of Vince Sheeran’s term at the commencement of the Annual Meeting.  Mr. Choi was also appointed by the Board as the Chair of the Audit Committee and as a member of the Compensation Committee.

“Kiho is a proven leader  with strong financial experience,” said C.K. Hong, Chairman and Chief Executive Officer of Netlist. “We are pleased to have him join our Board, and look forward to his guidance and counsel as we continue to execute on our strategic initiatives.  I would also like to thank Vince for his service and commitment to the company.”

Mr. Choi brings significant accounting and financial expertise, as well as extensive senior management experience to Netlist’s Board of Directors.  In 2005, Mr. Choi established Choi, Kim & Park, LLP (“CKP”), the largest Korean American full service CPA firms in the U.S., and is currently the Managing Partner of CKP. In this role, Mr. Choi is responsible for directing the SEC and international company audit service and the management and financing consulting practices of the firm. Mr. Choi began his public accounting career in 1989 in the Assurance and Consulting Division of Watkins, Meegan, Drury & Co, LLC in Washington D.C. As director in charge of resolution services division, Mr. Choi had responsibility for auditing banks and government contractors and worked closely with the Resolution Trust Corporation and FDIC. In 1995, Mr. Choi joined Kim & Lee, LLP, as a partner responsible for the firm’s audit and consulting practice. Mr. Choi is a graduate of the University of Illinois, at Chicago, receiving both a Bachelor’s and Master’s of Science degrees in Accounting.

About Netlist, Inc.

Netlist is a leading provider of high-performance modular memory subsystems serving customers in diverse industries that require superior memory performance to empower critical business decisions. Flagship products NVvault® and EXPRESSvault® enable customers to accelerate data running through their servers and storage and reliably protect enterprise-level cache, metadata and log data by providing near instantaneous recovery in the event of a system failure or power outage. HybriDIMM™, Netlist’s next-generation storage class memory product, addresses the growing need for real-time analytics in Big Data applications and in-memory databases. Netlist holds a portfolio of patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction. Netlist is part of the Russell Microcap® Index.  To learn more, visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or the future performance of Netlist. Forward-looking statements contained in this news release include statements about Netlist’s ability to execute on its strategic initiatives. All forward-looking statements reflect management’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks related to Netlist’s plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, such as its ongoing proceedings against SK hynix Inc., or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist’s product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships, including its relationship with Samsung Electronics Co., Ltd.; the competitive landscape of Netlist’s industry; and general economic, political and market conditions.  These and other risks and uncertainties are described in Netlist’s quarterly report on Form 10-Q filed on May 16, 2017, and subsequent filings with the U.S. Securities and Exchange Commission it makes from time to time. Given these risks, uncertainties and other important factors, undue reliance should not be placed on these forward-looking statements. These forward-looking statements represent Netlist’s estimates and assumptions only as of the date made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

For more information, please contact:

Brainerd Communicators, Inc.

Mike Smargiassi/ William Metzger

NLST@braincomm.com

(212) 986-6667